Exhibit 10.4

Purchase Agreement

No.

Place of sign: Beijing

Party A: Sureland Industrial Fire Safety Co. Ltd. (hereinafter referred to as Party A)

Party B: Beijing Zhongshiweiye Technologies Co. Ltd. (hereinafter referred to as Party B)

According to the Contract Law of the People’s Republic of China, this agreement is made by and between Party A and Party B on the principles of honesty, credit and equality, whereby Party A has agreed to buy and Party B agreed to sell the goods involved and both parties have confirmed to jointly observe this agreement signed with the following terms and conditions:

Article 1 Name, specification and unit price of goods

1.	See annex 1 for the name, specification and unit price of the goods

2.	Add or delete other goods or services in annex 1 by approval of both parties.

Article 2 Technical standard/ Quality assurance

1.	Quality assurance: the goods involved in this agreement must meet relevant standards issued by the state and the industry.

2.	Technical requirements: follow the technical specifications offered by Party A.

3.	Party B ensures quality assurance date of the goods in this agreement to be valid within 12 months after every batch of goods inspected as the qualified by the authorities concerned is put into use.

4.	If there is any product that fails to satisfy the above-mentioned standard, and when receiving the notice of Party A about that case, Party B should repair or replace the unqualified products as soon as possible according to the choice of Party A, from which all of the expenses resulted should be borne by Party B alone, and the quality assurance date of the goods repaired or replaced will be 12 months after the goods is put into the use again.

Article 3 Delivery, pricing and payment mode

1.	Delivery mode: In the case of formal order, Party A will fax the order list to Party B in written form with the quantity of the first order should be 5,000 pieces, and the term of delivery is 3 weeks, and starting with the second order, Party B should ensure the term of delivery is no more than 15 days under normal conditions, and in special cases, Party B will be obligated to offer assistance.

2.	Price of product: The prices of all orders will be implemented according to annex 1 within the valid term of the agreement, including freight, packing expenses, technical support and service charge.

3.	Payment mode: Party A will pay 50% for the first order in advance, of which 5,000 Yuan will be deducted within 30 days after having accepted and inspected the goods as the qualified to act as the quality assurance deposit (which is taken as the long-term quality assurance for the goods supply by Party B and will be returned to Party A when the last quality assurance date has expired and when the contract has been terminated), and then Party A will pay the rest for the order to Party B. In the future, all payment can only be effected when the financial staff of Party A has received 17% value added tax invoice concerned within 30 days after accepting and inspecting the goods of that batch as the qualified.

Article 4 Transportation

1.	Mode: Delivery by Party B.

2.	Destination: Sureland Industrial Fire Safety Co. Ltd.

3.	Freight and relevant expenses: Borne by Party B.

4.	Party B will be responsible for any risk of damage and loss for the goods on halfway transported by the carrier.

Article 5 Packing standard, supply and recovery of packing material

1.	Packing standard: Follow general standard;

2.	Concrete requirements for the packing material and mark: According to the requirements of Party A, but them must be suitable for long-distance transportation, loading and unloading and installation.

3.	Expenses: Party B will be responsible for the expenses.

4.	If the packing fails to meet the standard or stipulation, Party B will be responsible for the damage and loss or other consequences caused by the packing.

Article 6 Standard and method of acceptance and inspection and treatment

1.	Within 10 days after Party A has received the goods, the quality inspection for the goods will be performed at the destination specified by Party A according to the technical standard and requirements (or agreement) stated in this agreement, in addition, a receiving record must be made on the basis of specification and quantity in the contract.

2.	Party A can make the following choices for the unqualified or lacking goods:

(1) Deduct the quantity of the unqualified (or lacking) goods from the order in this contract.

(2) Ask Party B to replace the unqualified (or lacking) goods.

If Party B fails to inform Party A of how to treat the unqualified goods in written form within two workdays after Party A send the notice of rejecting to accept the unqualified goods, Party A would have the right to treat the unqualified goods without any responsibility for Party B.

Article 7 Responsibilities of default

1.	In the case of failing to deliver the goods on time, Party B will pay a penal sum of 5‰ total payment for the goods on the basis of calendar day, and the highest penal sum is no more than 30% of the total sum of the contract.

2.	In the case of failing to pay for the goods on time, Party A will pay a penal sum of 5‰ total payment for the goods on the basis of calendar day, and the highest penal sum is no more than 30% of the total sum of the contract.

Article 8 Settlement of dispute

Any dispute arisen form this contract, both parties should negotiate with each other for settlement in the spirit of sincerity and cooperation according to the Contract Law of the People’s Republic of China. If the negotiation fails, both parties agree to submit the dispute to the local people’s court for settlement in the place where the contract is signed.

Article 9 Valid period of this agreement

The valid period of this agreement is one year, if both parties do not put forward any objection within three months before the expiration of this agreement, which would be extended for one more year automatically.

Article 10 Others

1.	The Technical Specifications List is a component of the agreement, which has the legal force equal to this agreement.

2.	After being signed and stamped by both parties, this agreement will be in effect, and both parties will make negotiations for settlement of other issues not stated here.

3.	This agreement is made in duplicates, and each party keeps one copy.

Party A: Sureland Industrial Fire Safety Co. Ltd.	Party B: Beijing Zhongshiweiye. Technologies Co. Ltd

Address: No. 22, Litian Road, Nanbanbidian of Liqiao,	Address: Room 1105 of Building A, Huazhan International
Shunyi District, Beijing	Apartment, No. 12 of Madian Yumin Road, Chaoyang District, Beijing

Zip code: 101304	Zip code: 100029

Tel: 010-81463816/7/8	Tel: 010-82250561

Fax: 010-81463639	Fax: 010-82250538

Representative:	Representative:

Agent: Guo Song	Agent:

Date:	Date:

Confirmation of Price

Party A: Beijing Zhongshiweiye Technologies Co. Ltd	Party B: Sureland Industrial Fire Safety Co. Ltd.

Linkman: Wang Ruiyuan	Linkman: Guo Song

Tel: 010-67862636-8026	Tel: 010-81463816-3703

Fax: 010-67862157	Fax: 010-81461255

Mobile: 13810010950

By approval of the financial department of Party A, the products are quoted as follows:

Name	Model	Price including tax (¥)	Unit	Minimum quantity of order
Power line filter	FLPC01-0.5CJ	10.00	Piece	5,000

The valid term of this price: one year after confirmation

Party A (Stamp): Beijing Zhongshiweiye Technologies Co. Ltd	Party B (Stamp): Sureland Industrial Fire Safety Co. Ltd.

Signature of representative: Wang Ruiyuan	Signature of representative: Guo Song

June 13, 2005